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                                                                    EXHIBIT 10.5


                        REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ______________, 1997, by and among Metal Management, Inc., a Delaware corporation (the "Company"), Proprietary Convertible Investment Group, Inc. ("PCIG") and Capital Ventures International, a Cayman Islands unlimited liability company ("CVI"). PCIG and CVI are each referred to herein as a "Purchaser" and, together, as the "Purchasers".

     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to each Purchaser the number of shares (the "Preferred Shares") of Preferred Stock (the "Preferred Stock") specified therein. The Preferred Shares are convertible into shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to the Certificate of Designations, Rights and Privileges establishing the Preferred Stock (the "Certificate of Designation"). In order to induce the Purchasers to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

     In consideration of each Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1.   DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings specified:

          (a) "Closing" shall have the meaning specified in the Securities Purchase Agreement;

          (b) "Closing Bid Price" shall have the meaning specified in the Certificate of Designation;

          (c) "Conversion Price" shall have the meaning specified in the Certificate of Designation;

          (d) "Filing Deadline" means the date which is thirty (30) days following the date on which Stockholder Approval is obtained in accordance with the terms of the Securities Purchase Agreement;

          (e) "Registration Deadline" means the date which is one hundred and twenty (120) days following the date on which Stockholder Approval is obtained in accordance with the terms of the Securities Purchase Agreement;




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          (f)  "Holder" means any person owning or having the right to acquire, through conversion of Preferred Shares, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof;

          (g) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange Commission (the "Commission");

          (h)  "Registrable Securities" means (i) the shares of Common
          Stock issued or issuable either upon conversion of the Preferred Stock (including Dividend Payment Shares issuable with respect to the Preferred Stock) or otherwise in accordance with the Certificate of Designation, and (ii) any shares of capital Stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of such shares;

          (i) "Stockholder Approval" shall have the meaning specified in the Securities Purchase Agreement; and

          (j) "Trading Days" shall have the meaning specified in the Certificate of Designation.

     2.   MANDATORY REGISTRATION.

          (a) On or before Filing Deadline, the Company shall prepare and file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities as a "shelf" registration statement under Rule 415) covering the resale of at least 175% of the number of shares of Common Stock which would be issuable if the Preferred Shares were converted into shares of Common Stock at a Conversion Price equal to (A) the average Closing Bid Price over the five Trading Days immediately preceding, but not including the Closing Date times (B) 85%. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Preferred Shares to prevent dilution resulting from Stock splits, Stock dividends or similar events, or by reason of changes in the Conversion Price in accordance with the terms of the Certificate of Designation.

     (b) The Company shall cause the Registration Statement to become effective as soon as practicable following the filing thereof but in no event later than the Registration Deadline, and shall submit to the Commission, within five (5) business days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration



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of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request, and maintain the effectiveness of the Registration Statement until the earlier to occur of
(i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Purchaser) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the "Registration Period").

          (c) The Filing Deadline and the Registration Deadline shall be extended by the number of days (not exceeding an aggregate for both such dates, when taken together, of thirty (30) days) during (i) any period in which the Company has been advised by its outside counsel that the Registration Statement will not be accepted for filing by the Commission as a result of the Company then having on file a registration statement which has not yet gone effective or a proxy statement that is then being reviewed by the Commission (a "Filing Delay Period"), and (ii) any period in which the Board of Directors of the Company determines in good faith (A) that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading and (B) that the disclosure of such information at such time would be detrimental to the business or prospects of the Company; provided that no such period specified in this clause (ii) may exceed ten (10) days unless, prior to the end of such ten day period, the Company obtains the written advice of its outside legal counsel that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading (a "Standstill Period").

          (d) If (A) the Registration Statement (i) is not filed by the Filing Deadline or (ii) is not declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder, or (C) the Common Stock is not included for quotation on the Nasdaq National Market ("Nasdaq") or listed on the New York Stock Exchange (the "NYSE") or other national securities exchange at any time after the Registration Deadline, the Company shall pay to such Holder an amount equal to the lesser of (x) two percent (2%) per month and (y) the highest rate permitted by applicable law, times the aggregate purchase price of the Preferred Shares held by such Holder, accruing daily and compounded monthly,
(I) from the Filing Deadline until the date on which the Registration Statement is filed with the Commission, (II) from the Registration Deadline until the date on which the Registration Statement is declared effective, (III) from the date on which the Registration Statement is unavailable for sales of Registrable Securities by a Holder until the Registration Statement becomes available for sales of Registrable Securities; provided that the Registration Statement will not be considered unavailable for the number of days occurring during a Standstill Period which takes place after the effectiveness of the Registration Statement, or (IV) from the date on which the Common Stock is no longer quoted or listed on Nasdaq, the NYSE or such other exchange until the date on which the Common Stock becomes so listed or quoted, as the case may be. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to the Purchaser at law or in



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equity or pursuant to the terms of any other Transaction Document.  Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made at the end of each thirty-day period. If such payment is not made to the Purchaser during such five (5) business day period, the Purchaser may elect to convert such payment amount into Common Stock at the "Conversion Price" (as defined in the Certificate of Designation). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Purchaser desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days after the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article IV of the Certificate of Designation), beginning on the last day upon which the cash amount would otherwise be due.

     3.   PIGGYBACK REGISTRATION.

          If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities
Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company Stock plan or a registration on Form S-4 under the Securities Act or any successor or similar form registering Stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) (a "Proposed Registration") and (ii) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have thirty (30) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder.

     4.   OBLIGATIONS OF THE COMPANY.

          In addition to performing its obligations under paragraphs 2(a) and
(b) above, the Company shall:

          (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;



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          (b)  in the event that the number of shares available under the
Registration Statement filed by the Company hereunder is insufficient during any period of three consecutive trading days to cover 125% of the Registrable Securities then issued or issuable, the Company shall promptly amend the Registration Statement, or file a new Registration Statement, or both, so as to cover 175% of such Registrable Securities, in any event as soon as practicable, but not later than the tenth business day following the last day of such three day period. Any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(d) above;

          (c) secure the designation and quotation of the Registrable Securities on the Nasdaq National Market;

          (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

          (e) use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

          (f) in the event of an underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

          (g) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (h) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain


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the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

          (i) furnish to each Holder, on the date that such Registration Statement becomes effective, (x) an opinion, dated such date, of outside counsel representing the Company addressed to such Holder and in form and substance as is customarily given to underwriters in an underwritten public offering, and (y) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder; and

          (j) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and provide such counsel with the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information contained in such Registration Statement, amendments or supplements, a reasonable period of time prior to the filing thereof with the Commission.

     5.   OBLIGATIONS OF EACH HOLDER.

     In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

          (a) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof; and

          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(g) or 4(h) above, immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Registration has been amended in accordance with paragraph 4(g) or until withdrawal of the stop order referred to in paragraph 4(h), as the case may be.

     6.   INDEMNIFICATION.

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar



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as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively, "Violations"). The Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Section 4(g) or 4(h).

          (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6(b) exceed the net purchase price of securities sold by such Holder under the Registration Statement.

          (c) Promptly after receipt by an indemnified party under this 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable



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time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the 1934 Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e)  The obligations of the Company and each Holder under this
Section 6 shall survive the conversion or redemption, if any, of the Preferred Shares, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

     7.   REPORTS.

     With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and



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          (c)  furnish to such Holder, so long as such Holder owns any
Registrable Securities, and until such Registrable Securities are eligible for sale pursuant to Rule 144(k), forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     8.   MISCELLANEOUS.

          (a) Expenses of Registration. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(i) hereof, shall be borne by the Company.

          (b) Amendment; Waiver. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and each Holder. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by verifiable facsimile transmission (with a hard copy to follow),
(ii) on the next business day after timely delivery to an overnight courier and
(iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Company:

          Metal Management, Inc.
          500 North Dearborn Street, Suite 405
          Chicago, Illinois 60610
          Attn: Gerard M. Jacobs
          Fax: 312-645-0714



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          With a copy to:

          Shefsky & Froelich Ltd.
          444 North Michigan Avenue
          Chicago, Illinois 60611
          Attn: Stuart M. Savitz. Esq.
          Fax: 312-527-5921

          If to PCIG:

          Proprietary Convertible Investment Group, Inc.
          Eleven Madison Avenue
          New York, New York 10010
          Attn: Allan Weine/John McAvoy
          Fax:  212-325-6519

          With a copy to:

          Solomon, Zauderer, Ellenhorn, Frischer & Sharp
          45 Rockefeller Plaza
          New York, New York 10111
          Attn: Richard T. Sharp, Esq.

          If to CVI:

          Capital Ventures International
          c/o Heights Capital Management
          425 California Street
          Suite 1100
          San Francisco, California  94104
          Attn:  Michael Spolan
          Fax:  415-403-6525

or to such other address or fax number as any party shall notify the others in accordance herewith.

          (d) Termination. This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification obligations under this Agreement.

          (e) Assignment. The rights of a Holder hereunder shall be assigned automatically to any transferee of the Preferred Shares or Registrable Securities from such Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice



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of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

METAL MANAGEMENT, INC.


By:
   ------------------------------
   Gerard M. Jacobs, President


PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.


By:
   ------------------------------
   Name:
   Title:


CAPITAL VENTURES INTERNATIONAL


By:
   ------------------------------
   Name:
   Title:



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